UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                     April 23, 2008
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                     (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.
     As part of its annual impairment testing of goodwill under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, Diebold, Incorporated (the “Company”) concluded on April 23, 2008, that a non-cash asset impairment charge of approximately $49 million related to previously recorded goodwill will be required in connection with the Company’s U.S. - based Premier Election Solutions, Inc. business.
     In determining the asset impairment charge, management with the assistance of an independent, third-party valuation specialist estimated the fair market value of the business unit based on historical and projected net sales, earnings before interest, depreciation and amortization, and discounted cash flows. The impairment charge will equate to the amount the carrying value of goodwill exceeds the estimated fair market value of the business and represents substantially all of the goodwill related to this business unit. The goodwill is derived from the previous acquisitions of Global Election Systems, Inc. in 2001 and Data Information Management Systems, Inc. in 2003.
     In August 2007, the Company significantly lowered its 2007 full-year revenue and expectations for the elections business. Since that announcement, the performance and near-term expectations of the business continued to weaken. The continued market and political uncertainty surrounding voting technology has, to date, not been resolved. This continued uncertainty has resulted in further delays in purchasing decisions amongst jurisdictions.
     Consequently, the Company anticipates that it will record a fourth quarter 2007 non-cash asset impairment charge of approximately $49 million related to previously recorded goodwill.
     In this Current Report on Form 8-K, statements that are not historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the non-cash asset impairment charge required in connection with the goodwill associated with the Premier Elections Solutions business. The use of the words “will,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements. Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to the completion of: the Company’s financial statements for the quarters ended June 30, 2007 and September 30, 2007 and the year ended December 31, 2007; the Company’s restated financial statements; the determination of the final non-cash asset impairment charge and the review being conducted by the company and its audit committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2008

DIEBOLD, INCORPORATED
By:	/s/Kevin J. Krakora
Kevin J. Krakora
Executive Vice President and Chief Financial Officer